Exhibit 99.1

CMCT Highlights Focus on Creative Office and Premier Multifamily Properties with Name Change to Creative Media & Community Trust Corporation
LOS ANGELES—(BUSINESS WIRE)—March 10, 2022—Creative Media & Community Trust Corporation (“CMCT”) (NASDAQ: CMCT and TASE: CMCT-L), formerly known as CIM Commercial Trust Corporation, announced today the Company’s new name.
“CMCT will be investing in and developing the next generation of creative offices and residential, executing on a significant opportunity presented by a transition in the office and multifamily market as businesses have accelerated the adoption of a hybrid workplace," said David Thompson, Chief Executive Officer of CMCT. "Creative Media & Community Trust reflects the Company’s movement to build on demand for highly amenitized multifamily properties and creative and inspiring office in vibrant markets where tenants are seeking a modern design aesthetic that emphasizes comfort, collaboration and flexibility—the type of environment that supports the recruitment and retention of talented professionals.”
According to a recent national study, creative office leasing has reached 96 percent of pre-pandemic levels yet it represents only 5 percent of the U.S. office inventory. In addition, creative office assets command an approximately 43 percent rent premium over traditional office space.
CMCT is focused on building on its deep experience in the office sector to become a leader in acquiring and developing well-located, next generation, creative offices that have the attributes that appeal to rapidly growing industries such as technology, media and entertainment. CMCT is pursuing opportunities in major markets across the U.S., such as Los Angeles and Austin, that are hubs for these flourishing industries.
On February 22, 2022, CMCT and a co-investor announced the $51 million acquisition of a 99,000-square-foot building in the Echo Park neighborhood of Los Angeles, advancing the creative office focus of CMCT. The Company will invest in repositioning the asset as a creative office property, building on its unparalleled location in a bustling, walkable neighborhood that is home to boutique retail, galleries and innovative dining. “Echo Park is a largely untapped office market that is ideal for a CMCT creative office,” Mr. Thompson noted.
Among CMCT’s creative office assets is Penn Field, an approximately 228,000-square-foot, 16-acre campus in Austin, originally developed in 1918 as an air base for the U.S. Army and transformed over time into an inviting creative office campus. In 2020, CMCT completed a new $15 million, 44,000-square-foot, two-story office building at Penn Field and leased the entire building to F45 Training for its new corporate headquarters. After signing a lease with a premier technology company, the Penn Field office campus is expected to reach 99 percent leased.
To realize CMCT’s business objectives, the Company will continue to draw on CIM Group’s experience in developing, owning and operating premier creative office and multifamily properties in top markets across the U.S.
CMCT will continue to trade on the NASDAQ under “CMCT”and the Tel Aviv Stock exchange under “CMCT-L”.

ABOUT CREATIVE MEDIA & COMMUNITY TRUST CORPORATION
Creative Media & Trust Corporation (“CMCT”) is a real estate investment trust that seeks to own, operate and develop premier multifamily and creative office assets in vibrant and emerging communities throughout the United States. CMCT is a leader in creative office, acquiring and developing properties catering to rapidly growing industries such as technology, media and entertainment. CMCT seeks to apply the expertise of CIM to the acquisition development and operation of top-tier multifamily properties situated in dynamic markets with similar business and employment characteristics to its creative office investments. CMCT is operated by affiliates of CIM Group, L.P., a vertically-integrated owner and operator of real assets with multi-disciplinary expertise and in-house research, acquisition, credit analysis, development, finance, leasing, and onsite property management capabilities. (www.creativemediacommunity.com).
FORWARD-LOOKING STATEMENTS This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), which are intended to be covered by the safe harbors created thereby. Such forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “project,” “target,” “expect,” “intend,” “might,” “believe,” “anticipate,” “estimate,” “could,” “would,” “continue,” “pursue,” “potential,” “forecast,” “seek,” “plan,” “should,” “goal” or the negative thereof or other variations or similar words or phrases. Such forward-looking statements include, among others, statements about CMCT’s plans and objectives relating to future growth. Such forward-looking statements are based on particular assumptions that management of CMCT has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. Forward-looking statements are necessarily estimates reflecting the judgment of CMCT’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include those associated with (i) the scope, severity and duration of the current pandemic of COVID-19, and actions taken to contain the pandemic or mitigate its impact, and the winding-down or termination of governmental assistance programs implemented to address the pandemic, (ii) the adverse effect of COVID-19 on the financial condition, results of operations, cash flows and performance of CMCT and its tenants and business partners, the real estate market and the global economy and financial markets, among others, (iii) the timing, form, and operational effects of CMCT’s development activities, (iv) the ability of CMCT to raise in place rents to existing market rents and to maintain or increase occupancy levels, (v) fluctuations in market rents, including as a result of COVID-19, (vii) the effects of inflation and higher interest rate on the operations and profitability of CMCT and (vii) general economic, market and other conditions. Additional important factors that could cause CMCT’s actual results to differ materially from CMCT’s expectations are discussed under the section “Risk Factors” in CMCT’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission (“SEC”) on March 16, 2021 and amended on April 30, 2021 (the “2020. Form 10-K”). The forward-looking statements included herein are based on current expectations and there can be no assurance that these expectations will be attained. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond CMCT’s control. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by CMCT or any other person that CMCT’s objectives and plans will be achieved. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made. CMCT does not undertake to update them to reflect changes that occur after the date they are made, except as may be required by applicable law.